UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-9516	Icahn Enterprises L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398766
333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 26, 2013, Federal-Mogul Corporation ("FM"), a subsidiary of Icahn Enterprises L.P. ("Icahn Enterprises") and Icahn Enterprises Holdings L.P. ("Holdings", and together with Icahn Enterprises, the "Registrants"), filed a current report on Form 8-K to retrospectively revise its historical consolidated financial statements for the years ended December 31, 2012, 2011 and 2010 to reflect certain subsidiary operations as discontinued operations. In connection with the FM revisions, FM’s previous auditors, Ernst & Young LLP ("E&Y"), have reissued their report with respect to FM's financial statements for the years ended December 31, 2011 and 2010, which report appears in the Registrants' joint Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the "Icahn 2012 10-K"). This Form 8-K is being filed solely to reflect our consideration of the FM revisions and to update E&Y’s report. The Registrants have not made any retrospective revisions to their financial statements for the years ended December 31, 2012, 2011 and 2010 that appear in the Icahn 2012 10-K and are not updating any other portion of the Icahn 2012 10-K. This Form 8-K does not modify or update the disclosures contained in the Icahn 2012 10-K in any way, other than to update E&Y’s report with respect to FM's financial statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm of Ernst & Young LLP
99.1	Report of Independent Registered Public Accounting Firm of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

Date: May 2, 2013		By:	/s/ Peter Reck
Peter Reck Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

Date May 2, 2013		By:	/s/ Peter Reck
Peter Reck Chief Accounting Officer